                                  EXHIBIT 99.1


                                  PRESS RELEASE

                              [MCAFEE LETTERHEAD]

                                                      Media Contacts:
                                                      Mark Coker
                                                      Dovetail Public Relations
                                                      (408) 395-3600

                                                      Terry Duryea
                                                      McAfee
                                                      (408) 988-3832

                                                      Benjamin Freedman
FOR IMMEDIATE RELEASE                                 FSA Corporation
                                                      (408) 264-4822


                MCAFEE COMPLETES ACQUISITION OF FSA CORPORATION


SANTA CLARA, CALIF. (September 3, 1996) - McAfee (Nasdaq: MCAF) today announced it has completed the acquisition of network security software developer, FSA Corporation, based in Calgary, Alberta, Canada. Under the terms of the agreement, first announced August 19, 1996, McAfee has acquired privately held FSA for 356,000 shares of McAfee common stock. The acquisition is accounted for as a pooling of interests.

    FSA's employees, including Dan Freedman, founder and president of FSA, are continuing with McAfee. Dan Freedman has now become a member of McAfee's executive staff as vice president of security products, where he manages McAfee's growing family of network security products. McAfee is maintaining FSA's offices in Calgary.

    Founded in 1989, Calgary-based FSA Corporation was a leading supplier of corporate security control and audit tools. The company's products have won industry recognition for their advanced technology, including a nomination for Best of Show at the April, 1996 Networld+Interop, and a 1996 Reader's Choice nomination from ENT magazine. FSA can be reached by phone at (403) 264-4822. FSA's Web address is http://www.fsa.ca.


                                     -MORE-

MCAFEE COMPLETES ACQUISITION OF FSA CORPORATION, PAGE 2 OF 2


     Founded in 1989, McAfee is a leading worldwide vendor of Network Security and Management products for enterprise networks. The Company is also a leader in Internet and Web-based electronic software distribution. McAfee is headquartered in Santa Clara, California and can be reached by phone at (408) 988-3832 or by fax at (408) 970-9727. McAfee's Web address is http://www.mcafee.com.


                                      ###